UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 20, 2023

NeuroMetrix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Gill Street, Suite B
Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (781) 890-9989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NURO	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 20, 2023, NeuroMetrix, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-time reverse stock split of the Company’s common stock, at a ratio of 1-for-8 (the “Reverse Stock Split”). The number of total authorized shares of common stock of the Company will remain at 25,000,000 shares. The Certificate of Amendment will become effective at 5:00 p.m. Eastern Time, after the close of trading on the Nasdaq Capital Market, on November 21, 2023 (the “Effective Time”). At the Effective Time, every 8 shares of the Company’s issued and outstanding common stock will be automatically converted into one share of common stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants, rights, and other convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans. Any stockholder who would otherwise be entitled to a fractional share of common stock created as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of common stock on November 21, 2023, as adjusted for the Reverse Stock Split.
Following the Reverse Stock Split, the shares of common stock will continue to trade on the Nasdaq Capital Market under the symbol “NURO.” The new CUSIP number for the common stock following the Reverse Stock Split will be 641255880.
The summary of the Certificate of Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 of this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Information.
On November 20, 2023, the Company issued a press release announcing the Reverse Stock Split. The press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc, dated November 20, 2023.

99.1	Press Release, dated November 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroMetrix, Inc.

Date: November 20, 2023	By:	/s/ Thomas T. Higgins
	Name:	Thomas T. Higgins
	Title:	Senior Vice President, Chief Financial Officer and Treasurer